EXHIBIT 23.4


EVANS & EVANS, INC.
--------------------------------------------------------------------------------
                                                     400 BURRARD STREET
                                                     SUITE 1610
                                                     VANCOUVER, BRITISH COLUMBIA
                                                     CANADA, V6C 3A6

                                                     Tel: (604) 408-2222
                                                     Fax: (604) 408-2303
                                                     www.evansevans.com

Rahx, Inc.
4th Floor - 6 2 West 8th Avenue
Vancouver, BC V5Y 1M7

Re:      United Management Inc. ("the Issuer")

Pursuant to the policies of the Securities and Exchange Commission in connection with the Post Effective Amendment Filing (the" Filing") of the Issuer, the undersigned hereby states that we:

1. are the authors of the Valuation Report (the "Valuation Report") dated November 25, 2000 pertaining to Rahx, Inc. (the "Company"), which is referred to in the Filing of the Issuer;

2. hereby consent to the attachment of the Valuation Report as an exhibit to the Filing; and,

3. hereby consent to the filing by the issuer and its solicitors of the Valuation Report with the Securities and Exchange Commission.

          DATED at Vancouver, British Columbia, this 1st day of August 2001.



EVANS & EVANS, INC.


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